                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported) -    JANUARY 16, 1996



                            PHOENIX NETWORK, INC.
            (Exact name of registrant as specified in its charter)



        DELAWARE                      0-17909               84-0881154
(State or other jurisdiction      (Commission File         (IRS Employer
   of incorporation)                  Number)           Identification No.)



550 CALIFORNIA STREET, 11TH FLOOR, SAN FRANCISCO, CA           94104
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code         (415) 399-3300

ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

Item 7.(a) Financial statements of business acquired. See enclosed Exhibit 1 for the financial statements of Automated Communications, Inc.

Item 7.(b)   Pro forma financial information.



         The following unaudited pro forma condensed consolidated balance sheet of the Company as of December 31, 1995, adjusts the historical consolidated balance sheet as of December 31, 1995 to give effect to the acquisition of Automated Communications, Inc., which was effective as of January 1, 1996. The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995, adjusts the historical consolidated statement of operations for the year ended December 31, 1995 to give effect to the August 1995 acquisition of the assets of Tele-Trend Communications LLC (see Form 8-K dated November 9, 1995), and the January 1, 1996 acquisition of Automated Communications, Inc. The pro forma condensed consolidated data should be read in conjunction with the historical consolidated financial statements of the Company, Tele-Trend Communications LLC (see Form 8-K dated November 9, 1995), and Automated Communications, Inc. and are not necessarily indicative of the results of operations that might have occurred if the transactions had taken place at January 1, 1995, or of the Company's results of operations for any future period.

                             PHOENIX NETWORK, INC.
                PRO FORMA - CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1995
                                  (Unaudited)



                                           Phoenix          Automated
                                           Network,       Communications,       Pro Forma
                                          Inc. (1)          Inc. (2)          Adjustments (3)      Pro Forma
                                        -------------     -------------       ---------------    ------------
                ASSETS

Current assets:
  Cash and cash equivalents             $   8,004,511     $       1,600        $ (4,000,000)    $   4,006,111
  Accounts receivable, net
     of allowance for doubtful
     accounts                              11,763,520         2,874,113                   -        14,637,633
  Deferred commissions                        901,213                -                    -           901,213
  Other current assets                        304,920            55,127                   -           360,047
                                        -------------     -------------        -------------     ------------
     Total current assets                  20,974,164         2,930,840          (4,000,000)       19,905,004
Furniture, equipment and data
  processing systems, at cost
  less accumulated depreciation               743,463         2,266,078                   -         3,009,541
Deferred commissions                        2,076,008                -                    -         2,076,008
Customer acquisitions costs,
  less accumulated amortization             2,447,619                -             1,950,000        4,397,619
Goodwill, less accumulated
  amortization                              3,903,109                -            15,471,032       19,374,141
Other assets                                  223,520           642,890                   -           866,410
                                        -------------     -------------        -------------     ------------
                                        $  30,367,883     $   5,839,808        $  13,421,032    $  49,628,723
                                        =============     =============        =============    =============





See Notes to Pro Forma Unaudited Condensed Financial Statements

                             PHOENIX NETWORK, INC.

                PRO FORMA - CONDENSED CONSOLIDATED BALANCE SHEET

                               December 31, 1995
                                  (Unaudited)



                                           Phoenix          Automated
                                           Network,       Communications,       Pro Forma
                                          Inc. (1)          Inc. (2)          Adjustments (3)      Pro Forma
                                         ------------     -------------       ---------------    ------------
LIABILITIES AND STOCKHOLDERS'
                EQUITY

Current liabilities:
  Notes payable                          $     41,468     $   7,101,525        $  (2,685,944)    $  4,457,049
  Accounts payable                         10,500,807         3,503,143                   -        14,003,950
  Accrued liabilities                         400,918           842,116                   -         1,243,034
                                         ------------     -------------        -------------     ------------

     Total current liabilities             10,943,193        11,446,784           (2,685,944)      19,704,033

Stockholders' equity
  Preferred stock, $.001 par value;
     authorized, 5,000,000 shares;
     issued and outstanding,
     2,737,389 shares                           2,737                -                    -            2,737
  Common stock, $.001 par value
     authorized, 20,000,000 shares;
     issued and outstanding,
     14,459,658 shares  (Pro Forma
     17,259,658 shares)                        14,460                -                2,800           17,260
  Common stock, $1 par value,
     100,000 shares outstanding                    -            100,000            (100,000)               -
  Additional paid-in capital               28,443,144        14,131,116          (3,633,916)      38,940,344
  Treasury stock - 1,300 shares
     at cost                                   (2,522)                -                   -           (2,522)
  Accumulated deficit from May 1,
     1989                                  (9,033,129)      (19,838,092)         19,838,092       (9,033,129)
                                          -----------      ------------       -------------      -----------

     Total stockholders' equity
       (deficit)                           19,424,690        (5,606,976)         16,106,976       29,924,690
                                         ------------      ------------       -------------     ------------

                                         $ 30,367,883      $  5,839,808       $  13,421,032     $ 49,628,723
                                         ============      ============       =============     ============





See Notes to Pro Forma Unaudited Condensed Financial Statements

                             PHOENIX NETWORK, INC.

          PRO FORMA - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                      For the year ended December 31, 1995
                                  (Unaudited)


                                Phoenix           Automated          Tele-Trend
                                Network,       Communications,     Communications        Pro Forma
                                Inc.(4)            Inc.(5)             LLC(6)          Adjustments(7)     Pro Forma
                              -----------      ---------------     -------------       --------------     -----------
Revenues                      $58,755,334       $24,004,326          $4,869,273          $       -        $87,628,933
Cost of revenues               40,376,589        17,280,906           3,958,251            (115,545)       61,500,201
                              -----------       -----------          ----------          ----------       -----------

Gross profit                   18,378,745         6,723,420             911,022             115,545        26,128,732

Selling, general
  and administrative
  expenses                     18,524,824         8,354,841             948,905              93,428        27,921,998
                              -----------       -----------          ----------           ---------       -----------

Income (loss) from
  operations                     (146,079)       (1,631,421)            (37,883)             22,117       (1,793,266)

Abandonment of
  assets                       (1,019,648)               -                   -                   -         (1,019,648)

Other income
  (expense)                      (169,267)          (53,893)            (27,061)            354,074           103,853
                              -----------       -----------          ----------           ---------       -----------
Pre-tax income                 (1,334,994)       (1,685,314)            (64,944)            376,191        (2,709,061)

Income tax                             -                 -                3,217              (3,217)              -
                              -----------       -----------          ----------           ---------       -----------

Net income (loss)              (1,334,994)       (1,685,314)            (68,161)            379,408        (2,709,061)

Preferred stock
  dividends                      (594,381)               -                   -             (581,184)       (1,175,565)
                              -----------       -----------          ----------           ---------       -----------

Net income (loss)
  attributable to
  common shares               $(1,929,375)      $(1,685,314)         $  (68,161)          $(201,776)      $(3,884,626)
                              ===========       ===========          ==========           =========       ===========

Net loss per common
  share                            $(0.15)                                                                     $(0.25)
                                   ======                                                                      ======

Weighted average
  number of shares
  outstanding                  12,613,992                                                 2,800,000        15,413,992
                               ==========                                                 =========        ==========





See Notes to Pro Forma Unaudited Condensed Financial Statements

                             PHOENIX NETWORK, INC.

          NOTES TO PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS





(1) Represents the historical consolidated balance sheet of Phoenix Network, Inc. as included in Form 10-K for the year ended December 31, 1995.

(2) Represents the historical balance sheet of Automated Communications, Inc. as of December 31, 1995.

(3) The pro forma adjustments to the historical balance sheets reflect the January 1996 acquisition of Automated Communications, Inc. (ACI) by Phoenix Network, Inc. The adjustments reflect the estimated adjusted purchase price of $15,814,056 comprised of $4,000,000 in cash to pay amounts owed to the shareholder of ACI, 2,800,000 shares of Phoenix Network, Inc. common stock valued at $10,500,000, and a note payable of $1,314,056 to the sole shareholder of Automated Communications, Inc.
       The adjustments reflect the allocation of that purchase price to the net assets acquired. The customer base acquired is being amortized over a four year life using the sum-of-the-years digits method. Goodwill is being amortized over 20 years using the straight line method.

(4) Represents the historical consolidated statement of operations of Phoenix Network, Inc. for the year ended December 31, 1995.

(5) Represents the historical statement of operations of Automated Communications, Inc. for the year ended December 31, 1995.

(6) Represents the historical statement of operations of Tele-Trend Communications, LLC for the seven months ended July 31, 1995.

(7) The adjustments to the historical statements of operations reflect the following:

       The amortization of the customer bases acquired and goodwill in both acquisitions. The customer bases are being amortized over a four year life using the sum-of-the-years digits method. Goodwill is being amortized over 20 years using the straight line method. Pro forma additional amortization is $1,821,893.

       In connection with the acquisition of Automated Communications, Inc., a $4,000,000, 6% note to the sole shareholder was retired and a 9% note for $1,310,056 will be issued. Interest expense has been reduced by $121,735.

       As a result of the acquisition of Automated Communications, Inc., the Company will be relocating its headquarters and most of its operations to Automated Communications, Inc.'s facilities in Golden, Colorado. The relocation will result in substantial reductions in rental and other facilities costs. General and administrative costs have been reduced by $480,000 to reflect the savings.

       The Company has also reduced selling, general and administrative expenses by $1,080,000 due to the elimination of certain positions as a direct result of the acquisition of Automated Communications, Inc.

       The Tele-Trend Communications LLC acquisition was financed by the Company through the short-term issuance of 1,106,700 shares of 9% Convertible Series F preferred shares at $10 per share. The Company also used the net proceeds to retire all of its outstanding debt and the balance was invested. Interest has been adjusted by $232,339 and preferred dividends by $581,184.

       The adjustments also reflect the additional carrier discounts in the amount of $115,545 available under the Company's agreements which reduces the cost of revenues acquired from Tele-Trend Communications LLC. The Company also reduced selling, general and administrative expenses by

       $168,465 due to the elimination of certain positions at Tele-Trend Communications LLC as a direct result of the acquisition.

                                   SIGNATURES





         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





         Date:       MARCH 29, 1996            PHOENIX NETWORK, INC.
              -------------------------




                                               /S/ JEFFREY L. BAILEY
                                               --------------------------------
                                               Jeffrey L. Bailey
                                               Senior Vice President and
                                               Chief Financial Officer

                                                                     EXHIBIT 1




                       FINANCIAL STATEMENTS AND REPORT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                         AUTOMATED COMMUNICATIONS, INC.

                           December 31, 1994 and 1995

                          [GRANT THORNTON LETTERHEAD]






              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Stockholder and Board of Directors
Automated Communications, Inc.


      We have audited the accompanying balance sheets of Automated Communications, Inc. (a Colorado Corporation) as of December 31, 1994 and 1995, and the related statements of operations, stockholder's deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Automated Communications, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.


GRANT THORNTON LLP
- ----------------------------------
GRANT THORNTON LLP




San Francisco, California
March 6, 1996

                         AUTOMATED COMMUNICATIONS, INC.

                                 BALANCE SHEETS

                                  December 31,




                                     ASSETS

                                                                                    1994             1995
                                                                                 -----------      -----------
CURRENT ASSETS
  Cash and cash equivalents                                                      $     1,100      $     1,600
  Accounts receivable, net of allowance for doubtful accounts
     of $100,000 in 1994 and $82,000 in 1995                                       3,385,453        2,874,113
  Other current assets                                                                   347           55,127
                                                                                 -----------      -----------
         Total current assets                                                      3,386,900        2,930,840

FURNITURE, EQUIPMENT AND DATA PROCESSING SYSTEMS -
  at cost, less accumulated depreciation of $4,966,487
  in 1994 and $5,575,311 in 1995                                                   1,474,756        2,266,078

OTHER ASSETS
  Deposits                                                                           623,828          642,890
                                                                                 -----------      -----------
                                                                                 $ 5,485,484      $ 5,839,808
                                                                                 ===========      ===========


                                          LIABILITIES AND STOCKHOLDER'S DEFICIT

CURRENT LIABILITIES
  Note payable - stockholder/related parties                                     $ 6,176,197      $ 4,088,400
  Other notes payable
     Trade creditor                                                                1,162,077        3,013,125
     Finance company                                                                 212,008               -
  Accounts payable                                                                 3,583,441        3,503,143
  Accrued liabilities                                                              1,058,214          842,116
                                                                                  ----------       ----------
         Total current liabilities                                                12,191,937       11,446,784

STOCKHOLDER'S DEFICIT
  Class A common stock - $1 par value, authorized,
     issued and outstanding 100,000 shares                                           100,000          100,000
  Class B common stock - $1 par value, authorized,
     100,000 shares, no shares issued and outstanding                                     -                -
  Additional paid-in capital                                                      11,346,325       14,131,116
  Accumulated deficit                                                            (18,152,778)     (19,838,092)
                                                                                 -----------      -----------
                                                                                  (6,706,453)      (5,606,976)
                                                                                 -----------      -----------
                                                                                 $ 5,485,484      $ 5,839,808
                                                                                 ===========      ===========





The accompanying notes are an integral part of these statements.

                         AUTOMATED COMMUNICATIONS, INC.

                            STATEMENTS OF OPERATIONS

                            Year ended December 31,




                                                              1993                1994               1995
                                                          ------------        ------------       ------------
Revenues                                                  $ 19,413,706        $ 25,691,300       $ 24,004,326
Cost of revenues                                            13,261,407          17,330,730         17,280,906
                                                          ------------        ------------       ------------

         Gross profit                                        6,152,299           8,360,570          6,723,420

Selling, general and administrative
  expenses                                                   8,249,766           9,005,574          7,897,567
Provision for doubtful accounts                                357,287             602,979            457,274
                                                          ------------        ------------       ------------
                                                             8,607,053           9,608,553          8,354,841
                                                          ------------        ------------       ------------

         Operating loss                                     (2,454,754)         (1,247,983)        (1,631,421)

Other income (expense)
  Interest income                                                  172             106,188             85,516
  Interest expense                                            (643,589)           (325,409)          (309,474)
  Other                                                        280,762             183,594            170,065
                                                          ------------        ------------       ------------
                                                              (362,655)            (35,627)           (53,893)
                                                          ------------        ------------       ------------
         Net loss                                         $ (2,817,409)       $ (1,283,610)      $ (1,685,314)
                                                          ============        ============       ============





The accompanying notes are an integral part of these statements.

                         AUTOMATED COMMUNICATIONS, INC.

                       STATEMENT OF STOCKHOLDER'S DEFICIT

                      Three years ended December 31, 1995




                                                 Class A        Class B         Additional
                                                 Common         Common           paid-in         Accumulated
                                                  Stock          Stock           capital           deficit
                                                ---------     ----------       -----------      -------------
Balance at January 1, 1993                      $  25,000     $       -        $ 2,718,758      $ (14,051,759)

  Net loss                                             -              -                 -          (2,817,409)
  Issuance of common stock
     for cash                                      75,000             -            225,000                 -
                                                ---------     ----------       -----------      -------------

Balance at December 31, 1993                      100,000             -          2,943,758        (16,869,168)

  Contribution of notes payable to
     additional paid-in capital                        -              -          8,402,567                 -
  Net loss                                             -              -                 -          (1,283,610)
                                                ---------     ----------       -----------      -------------

Balance at December 31, 1994                      100,000             -         11,346,325        (18,152,778)

  Contribution of notes payable to
     additional paid-in capital                        -              -          2,784,791                 -
  Net loss                                             -              -                 -          (1,685,314)
                                                ---------     ----------       -----------      -------------

Balance at December 31, 1995                    $ 100,000     $       -        $14,131,116      $ (19,838,092)
                                                =========     ==========       ===========      =============





The accompanying notes are an integral part of this statement.

                         AUTOMATED COMMUNICATIONS, INC.

                            STATEMENTS OF CASH FLOWS

                            Year ended December 31,




                                                                1993               1994              1995
                                                            ------------       ------------       -----------
Increase (decrease) in cash

Cash flows from operating activities:
  Reconciliation of net loss to net cash
     provided by (used in) operating activities:
       Net loss                                              $(2,817,409)       $(1,283,610)      $(1,685,314)
       Adjustments to reconcile net loss to net
          cash provided by (used in) operating
          activities:
            Depreciation and amortization                        644,011            566,551           644,689
            Changes in assets and liabilities
               Accounts receivable                              (983,009)          (325,355)          511,340
               Other current assets                              165,623              9,175           (54,780)
               Other assets                                     (669,719)            45,891           (19,062)
               Accounts payable and accrued
                  liabilities                                   (381,101)          (926,264)          303,472
               Notes payable - trade creditor - net                   -           1,162,077         1,851,048
                                                            ------------       ------------       -----------

         Net cash provided by (used in)
           operating activities                               (4,041,604)          (751,535)        1,551,393

Cash flows from investing activities:
  Purchases of furniture, equipment and
     data processing systems - net                              (521,229)          (446,977)       (1,436,011)

Cash flows from financing activities:
  Proceeds from issuance of common stock,                        300,000                 -                 -
  Proceeds from note payable to stockholder (net)              4,541,816          1,713,816            97,127
  Payments on other notes payable                               (278,983)          (515,204)         (212,009)
                                                            ------------       ------------       -----------
       Net cash provided by (used in) financing
         activities                                            4,562,833          1,198,612          (114,882)
                                                            ------------       ------------       -----------

       NET INCREASE IN CASH                                           -                 100               500

Cash and cash equivalents at beginning of year                     1,000              1,000             1,100
                                                            ------------       ------------       -----------
Cash and cash equivalents at end of year                    $      1,000       $      1,100       $     1,600
                                                            ============       ============       ===========





The accompanying notes are an integral part of these statements.

                         AUTOMATED COMMUNICATIONS, INC.

                            Year ended December 31,




                                                                 1993               1994              1995
                                                             -----------         ----------        ----------
Additional cash flow information
  Interest paid                                              $    87,021         $   56,785        $   41,735
Schedule of noncash investing and financing
  activity
     Contribution of notes payable and accrued
       interest to additional paid-in capital                         -           8,402,567         2,784,791





The accompanying notes are an integral part of these statements.

                         AUTOMATED COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                           December 31, 1994 and 1995




NOTE A - DESCRIPTION OF COMPANY AND SUMMARY OF ACCOUNTING POLICIES

  Automated Communications, Inc. ("ACI" or the "Company") is a facilities based seller of long distance telecommunication services designed primarily for small to medium sized commercial accounts. The Company provides its customers with long distance services utilizing the networks of other facilities-based carriers, such as Wiltel, Inc., U.S. West and others, who handle the actual call transmission services. A significant portion of ACI's customers are located in Colorado and Minnesota. The carriers bill ACI at contractual rates for the combined usage of ACI's customers utilizing their network. ACI then bills its customers individually at rates established by ACI.

  The following is a summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements.

  o   Revenue Recognition

      Revenue is recognized in the month in which the Company's customers complete the telephone call.

  o   Cash and Cash Equivalents

      The Company considers demand deposits and certificates of deposit purchased with a maturity of three months or less as cash and cash equivalents.

  o   Furniture, Equipment and Data Processing Systems

      Depreciation of furniture, equipment and data processing systems is provided in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives, utilizing the straight-line method. Leasehold improvements are amortized over the life of the lease. The following summarizes useful lives for depreciation and amortization:

            Data processing systems                                                   5 years
            Furniture and fixtures                                                    7 years
            Switching equipment                                                       5 years
            Other equipment                                                           5 years
            Leasehold improvements                                                7 - 10 years

  o   Use of Estimates

      The preparation of financial statements in accordance with generally accepted accounting principles involves the use of management's estimates. These estimates are based upon management's best judgments, after considering past and current events and assumptions about future events. Actual results could differ from those estimates.

  o   Income Taxes

      The Company is organized as an S-Corporation for federal income tax purposes. S-Corporation earnings (losses) at the corporate level pass through to the Company's stockholders individually.

                         AUTOMATED COMMUNICATIONS, INC.

                           December 31, 1994 and 1995




NOTE B - FURNITURE, EQUIPMENT AND DATA PROCESSING SYSTEMS

  Furniture, equipment and data processing systems consist of the following:


                                                                       December 31,
                                                             -------------------------------
                                                                1994                 1995
                                                             ----------           ----------
     Switching equipment                                     $2,726,645           $3,826,570
     Data processing systems                                  1,993,360            2,324,380
     Furniture and fixtures                                     367,610              372,584
     Other equipment                                          1,101,426            1,101,426
     Leasehold improvements                                     252,202              216,429
                                                             ----------           ----------
                                                              6,441,243            7,841,389
     Less accumulated depreciation
       and amortization                                       4,966,487            5,575,311
                                                             ----------           ----------
                                                             $1,474,756           $2,266,078
                                                             ==========           ==========




NOTE C - NOTE PAYABLE TO STOCKHOLDER/RELATED PARTIES AND RELATED PARTY
         TRANSACTIONS

  On January 1, 1993, the Company issued notes payable to a stockholder and two related parties. The notes and any subsequent advances under the notes carried an interest rate of 6% and are renewable annually. In January, 1994, one of the related parties forgave the outstanding note balance due him of $6,074,757 plus accrued interest of $2,327,810. This forgiveness has been reflected as a contribution to capital in 1994. In 1995, unpaid principal and interest, totaling $2,784,791, due under the note payable to the stockholder was also contributed to capital. At December 31, 1995, $4,000,000 remains payable to the stockholder. This note is due January 1, 1996 and was paid in full on January 16, 1996, as part of the sale of the Company's stock (note I). The balance at December 31, 1994 and 1995 of the note payable to the second related party was $88,400. The note is due on demand and bears interest at 6%.

  During 1995, the Company purchased switching equipment from a related party for approximately $500,000. The payment was made by reducing receivables from the seller by $300,000, and agreeing to provide $200,000 in free service in the future. At December 31, 1995, approximately $190,000 is included in liabilities for service remaining to be provided.

                         AUTOMATED COMMUNICATIONS, INC.

                           December 31, 1994 and 1995




NOTE D - OTHER NOTES PAYABLE

  Other notes payable are comprised of the following:

                                                                                        December 31,
                                                                               ------------------------------
                                                                                   1994             1995
                                                                               -------------    -------------
     Unsecured note payable to trade creditor; due in monthly
     installments of $139,178, including interest at 12% from
     March 1995 to November 1995                                               $   1,162,077    $           -
                                                                               =============    =============

     Unsecured note payable to trade creditor, due in one lump
     sum payment, plus interest at 18% on March 31, 1996                       $           -    $   3,013,125
                                                                               =============    =============

     Note payable to a finance company, due in monthly
     installments of $11,911 plus interest at 10.98% through November
     1995; collateralized by accounts receivable and equipment                 $     212,008    $           -
                                                                               =============    =============




NOTE E - LEASES

  The Company has operating leases for office space which expire on various dates through 2000, and which require that the Company pay certain maintenance, insurance and other operating expenses. Rent expense for the years ended December 31, 1993, 1994 and 1995, was $582,020, $603,448 and
  $789,751, respectively.

  Future minimum lease payments for years ending December 31, are as follows:

         1996                                                                   $    959,742
         1997                                                                        891,287
         1998                                                                        226,467
         1999                                                                        226,467
         2000                                                                        107,694
                                                                                ------------
         Total                                                                  $  2,411,657
                                                                                ============

                         AUTOMATED COMMUNICATIONS, INC.

                           December 31, 1994 and 1995




NOTE F - EMPLOYEE BENEFIT PLANS

  On May 3, 1994, the Company established a 401(k) tax savings plan for all employees. Employer and participant contributions to the plan become fully vested and nonforfeitable. The plan is a defined contribution plan covering all of its employees. Under this plan, employees with a minimum of one year of qualified service can elect to participate by contributing a minimum of 2 percent of their gross earnings up to a maximum of 15 percent.

  For those eligible plan participants, the Company may elect to make a matching contribution equal to a percentage of the participants elective contributions not to exceed 6% of compensation. There were no Company contributions to the 401(k) plan for the years ending December 31, 1994 and 1995.



NOTE G - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value.

     Notes payable - Carrying amount approximates fair value because of the short maturity of these instruments.



NOTE H - CONTINGENCIES

  The Company and its stockholder are involved in litigation relating to alleged breach of certain noncompete agreements by the Company and its stockholder, which arose from ACI's sale of its New Mexico customer base to another long distance carrier in 1992. The Company has filed for summary judgment asking that all claims be dismissed. The District Court has yet to rule on the summary judgment. Claims against the Company total approximately $2.5 million. The Company's legal counsel is not able to determine the ultimate liability, if any, of the Company related to this litigation. No provision has been made in the Company's financial statements related to this uncertainty.



NOTE I - SUBSEQUENT EVENT

  In January 1996, the Company's stockholder sold all outstanding shares of the Company to Phoenix Network Acquisition Corp. (PAC), a wholly-owned subsidiary of Phoenix Network, Inc. (Phoenix). As consideration for the transfer of ACI's stock to PAC, the stockholder received stock in Phoenix, payment of a $4 million promissory note from ACI, which was assumed by PAC and a temporary promissory note for $2.4 million, guaranteed by Phoenix and adjustable on April 1, 1996 to a balance determined based on certain formulas outlined in the purchase agreement.